Exhibit 99.1

News Release

Contact:	Brian W. Wingard
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS FIRST QUARTER EARNINGS FOR 2017,

HIGHLIGHTED BY STRONG ORGANIC LOAN GROWTH

Clearfield, Pennsylvania – April 17, 2017

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the first quarter of 2017. Highlights include the following:

•	Net income of $6.5 million for the quarter ended March 31, 2017, or $0.43 per share, compared to net income of $5.0 million for the quarter ended March 31, 2016, or $0.35 per share. CNB recorded realized gains on the sale of available-for-sale securities in the first quarter of 2017 totaling $1.4 million and non-recurring core processing conversion costs and merger costs totaling $109 thousand in the first quarter of 2016.

•	Annualized returns on average assets and equity of 1.00% and 11.39%, respectively, for the quarter ended March 31, 2017, compared to 0.87% and 9.65%, respectively, for the quarter ended March 31, 2016. The annualized return on average tangible equity was 13.93% and 11.24% during the quarters ended March 31, 2017 and 2016, respectively.

•	Net interest margin of 3.67% for the quarter ended March 31, 2017, unchanged from 3.67% for the quarter ended March 31, 2016.

•	Loans of $1.91 billion as of March 31, 2017, including loans acquired from Lake National Bank, which closed in July 2016, of $122.3 million, compared to loans of $1.61 billion as of March 31, 2016. Organic loan growth in the first quarter of 2017 was $35.4 million.

•	Deposits of $2.03 billion as of March 31, 2017, including deposits acquired from Lake National Bank of $139.8 million, compared to deposits of $1.89 billion as of March 31, 2016.

•	Book value per share of $15.31 as of March 31, 2017 increased 4.6% compared to book value per share of $14.64 as of December 31, 2016 and tangible book value per share of $12.61 as of March 31, 2017 increased 7.2% compared to tangible book value of $11.76 per share as of December 31, 2016, primarily as a result of CNB’s common stock issuance described below.

•	Non-performing assets of $21.6 million, or 0.83% of total assets as of March 31, 2017, compared to $16.4 million, or 0.64% of total assets, as of December 31, 2016.

On February 15, 2017, CNB announced that it successfully completed an at-the-market common stock issuance. A total of 834,896 shares of CNB’s common stock were sold at a weighted average price of approximately $23.96, representing gross proceeds to CNB of approximately $20.0 million. Net proceeds from the transaction, after the sales commission and other expenses, were approximately $19.3 million, which will be used for general corporate purposes, including loan growth, additional liquidity, and working capital.

Joseph B. Bower, Jr., President and CEO, stated, “First quarter results are in line with our expectations. We are encouraged by the strong loan pipeline across our entire footprint but especially the Buffalo market. Buffalo has given us a very warm welcome, and we couldn’t be more excited to be there and help this area grow.”

Net Interest Margin

Net interest margin on a fully tax equivalent basis was 3.67% for the quarter ended March 31, 2017, unchanged from 3.67% for the quarter ended March 31, 2016, despite the inclusion of $769 thousand in interest expense for the three months ended March 31, 2017 from CNB’s $50 million issuance of subordinated debt to help support balance sheet growth.

Asset Quality

During the quarter ended March 31, 2017, CNB recorded a provision for loan losses of $1.0 million, as compared to a provision for loan losses of $1.2 million for the quarter ended March 31, 2016. Net chargeoffs in the first quarter of 2017 were $800 thousand, compared to net chargeoffs of $1.2 million in the first quarter of 2016. CNB Bank net chargeoffs totaled $111 thousand and $364 thousand during the quarters ended March 31, 2017 and 2016, or .02% and .09%, respectively, of average CNB Bank loans. Holiday Financial Services Corporation is CNB’s consumer discount company and recorded net chargeoffs totaling $689 thousand and $831 thousand during the quarters ended March 31, 2017 and 2016, respectively.

In the first quarter of 2017, one commercial & industrial loan that was impaired at year end 2016 but still on accrual status was placed on nonaccrual status as a result of further deterioration in the financial condition of the borrower. The additional provision for loan losses recorded in the first quarter of 2017, related to this loan, was $553 thousand.

Non-Interest Income

Excluding the effects of securities transactions, non-interest income was $4.2 million for the quarter ended March 31, 2017, compared to $3.8 million for the quarter ended March 31, 2016. Net realized gains on available-for-sale securities were $1.4 million during the quarter ended March 31, 2017 and resulted from the sale of two structured pooled trust preferred securities with a total book value of $800 thousand. Other-than-temporary impairment charges had been recorded for these securities in prior years totaling $3.2 million. Net realized and unrealized gains on trading securities were $188 thousand during the quarter ended March 31, 2017, compared to net realized and unrealized losses of $34 thousand during the quarter ended March 31, 2016. As a result of CNB’s continued focus on growing its Private Client Solutions division, wealth and asset management revenues increased 20.5% from $723 thousand in the first quarter of 2016 to $871 thousand in the first quarter of 2017.

Non-Interest Expenses

Total non-interest expenses were $17.0 million and $14.8 million during the quarters ended March 31, 2017 and 2016, respectively. Included in non-interest expenses in the first quarter of 2016 were $109 thousand of non-recurring items, with merger related expenses of $42 thousand and costs associated with our core processing system upgrade of $67 thousand.

Salaries and benefits expense increased $1.5 million, or 20.2%, during the quarter ended March 31, 2017 compared to the quarter ended March 31, 2016. As of March 31, 2017, CNB had 487 full-time equivalent staff, compared to 441 full-time equivalent staff as of March 31, 2016. The staff added during this period included both customer-facing personnel such as business development and wealth management officers, as well as support department personnel. In addition, CNB retained 20 employees in connection with its acquisition of Lake National Bank in the third quarter of 2016. Occupancy expenses increased $701 thousand, or 38.1%, during the quarter ended March 31, 2017 compared to the quarter ended March 31, 2016. Holiday Financial Services Corporation incurred non-recurring occupancy expenses totaling $141 thousand in the first quarter of 2017 as a result of the closure of two of its offices. The remainder of the increase in occupancy expenses is attributable to the two locations acquired from Lake National Bank in Mentor, Ohio, as well as locations in Worthington, Ohio; Ashtabula, Ohio; Blair County, Pennsylvania; and Buffalo, New York that have been opened since the end of the first quarter of 2016.

The ratio of non-interest expenses to average assets was 2.63% and 2.58% during the quarters ended March 31, 2017 and 2016, respectively.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $2.6 billion that conducts business primarily through CNB Bank, CNB Financial Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, one loan production office, 33 full-service offices in Pennsylvania and northeast Ohio, including ERIEBANK, a division of CNB Bank, 9 full-service offices in central Ohio conducting business as FCBank, a division of CNB Bank, and a full-service office in Buffalo, New York conducting business as Bank on Buffalo, a division of CNB Bank. More information about CNB and CNB Bank may be found on the Internet at www.cnbbank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited)
	Three Months Ended
	March 31,
(Dollars in thousands, except share and per share data)	2017	2016	% change
Income Statement
Interest income	$25,104	$22,066	13.8%
Interest expense	3,902	3,124	24.9%

Net interest income	21,202	18,942	11.9%
Provision for loan losses	1,016	1,196	-15.1%

Net interest income after provision for loan losses	20,186	17,746	13.7%

Non-interest income
Service charges on deposit accounts	1,090	981	11.1%
Other service charges and fees	529	560	-5.5%
Wealth and asset management fees	871	723	20.5%
Net realized gains on available-for-sale securities	1,383	—	NA
Net realized and unrealized gains (losses) on trading securities	188	(34)	NA
Mortgage banking	184	171	7.6%
Bank owned life insurance	352	263	33.8%
Card processing and interchange income	878	835	5.1%
Other	298	278	7.2%

Total non-interest income	5,773	3,777	52.8%

Non-interest expenses
Salaries and benefits	9,005	7,491	20.2%
Net occupancy expense of premises	2,540	1,839	38.1%
FDIC insurance premiums	204	322	-36.6%
Core Deposit Intangible amortization	331	215	54.0%
Core processing conversion costs	—	67	NA
Merger costs	—	42	NA
Card processing and interchange expenses	422	634	-33.4%
Other	4,532	4,204	7.8%

Total non-interest expenses	17,034	14,814	15.0%

Income before income taxes	8,925	6,709	33.0%
Income tax expense	2,445	1,690	44.7%

Net income	$6,480	$5,019	29.1%

Average diluted shares outstanding	14,893,514	14,356,734

Diluted earnings per share	$0.43	$0.35	22.9%
Cash dividends per share	$0.165	$0.165	0.0%

Payout ratio	38%	47%

Average Balances
Loans, net of unearned income	$1,908,783	$1,595,782
Total earning assets	2,398,522	2,158,903
Total assets	2,591,694	2,299,860
Total deposits	1,998,046	1,855,334
Shareholders’ equity	227,542	208,098
Tangible shareholders’ equity (*)	186,072	178,624

Performance Ratios (quarterly information annualized)
Return on average assets	1.00%	0.87%
Return on average equity	11.39%	9.65%
Return on average tangible equity (*)	13.93%	11.24%
Net interest margin (FTE)	3.67%	3.67%

Loan Charge-Offs
Net loan charge-offs	$800	$1,195
Net loan charge-offs / average loans	0.17%	0.30%

The following is a non-GAAP disclosure of pre-tax net income excluding the effects of net realized gains on the sale of available for sale securities and one-time expenses including prepayment penalties on long-term borrowings, core processing conversion costs, and merger costs:

	(unaudited)
	Three Months Ended
	December 31,
	(Dollars in thousands)
	2017	2016	% change
Pre-tax net income, GAAP basis	$8,925	$6,709	33.0%
Net realized gains on available-for-sale securities	(1,383)	—	NA
Core processing conversion costs	—	67	NA

Merger costs	—	42	NA

Pre-tax net income, non-GAAP	$7,542	$6,818	10.6%

	(unaudited)		(unaudited)
	March 31	December 31	March 31	% change versus
	2017	2016	2016	12/31/16	3/31/16
	(Dollars in thousands, except share and per share data)
Ending Balance Sheet
Loans, net of unearned income	$1,908,951	$1,873,536	$1,606,308	1.9%	18.8%
Loans held for sale	9,156	7,528	544	21.6%	1583.1%
Investment securities	480,659	500,693	543,413	-4.0%	-11.5%
FHLB and other equity interests	20,185	19,186	13,675	5.2%	47.6%
Other earning assets	1,730	2,246	2,762	-23.0%	-37.4%

Total earning assets	2,420,681	2,403,189	2,166,702	0.7%	11.7%

Allowance for loan losses	(16,546)	(16,330)	(16,738)	1.3%	-1.1%
Goodwill	38,730	38,730	27,194	0.0%	42.4%
Core deposit intangible	2,523	2,854	2,180	-11.6%	15.7%
Other assets	146,919	145,378	121,663	1.1%	20.8%

Total assets	$2,592,307	$2,573,821	$2,301,001	0.7%	12.7%

Non interest-bearing deposits	$291,579	$289,922	$262,480	0.6%	11.1%
Interest-bearing deposits	1,733,900	1,727,600	1,627,731	0.4%	6.5%

Total deposits	2,025,479	2,017,522	1,890,211	0.4%	7.2%

Borrowings	229,079	237,004	156,150	-3.3%	46.7%
Subordinated debt	70,620	70,620	20,620	0.0%	242.5%

Deposits held for sale	6,513	6,456	—	0.9%	NA
Other liabilities	26,398	30,435	25,864	-13.3%	2.1%

Common stock	—	—	—	NA	NA
Additional paid in capital	95,297	77,737	77,188	22.6%	23.5%
Retained earnings	138,250	134,295	125,935	2.9%	9.8%
Treasury stock	699	(127)	(274)	-650.4%	-355.1%
Accumulated other comprehensive income (loss)	(28)	(121)	5,307	-76.9%	NA

Total shareholders’ equity	234,218	211,784	208,156	10.6%	12.5%

Total liabilities and shareholders’ equity	$2,592,307	$2,573,821	$2,301,001	0.7%	12.7%

Ending shares outstanding	15,297,360	14,467,815	14,457,955

Book value per share	$15.31	$14.64	$14.40
Tangible book value per share (*)	$12.61	$11.76	$12.37

Capital Ratios
Tangible common equity / tangible assets (*)	7.56%	6.72%	7.87%
Tier 1 leverage ratio	8.50%	7.87%	8.73%
Common equity tier 1 ratio	10.51%	9.28%	10.76%
Tier 1 risk based ratio	11.58%	10.33%	11.97%
Total risk based ratio	15.12%	13.83%	12.98%

Asset Quality
Non-accrual loans	$19,962	$15,329	$12,297
Loans 90+ days past due and accruing	698	10	52

Total non-performing loans	20,660	15,339	12,349
Other real estate owned	939	1,057	782

Total non-performing assets	$21,599	$16,396	$13,131

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$8,579	$8,710	$9,158
Non-performing TDR loans **	3,017	3,121	5,446

Total TDR loans	$11,596	$11,831	$14,604

Non-performing assets / Loans + OREO	1.13%	0.87%	0.82%
Non-performing assets / Total assets	0.83%	0.64%	0.57%
Allowance for loan losses / Loans	0.87%	0.87%	1.04%

* -	Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Return on average tangible equity is calculated by dividing annualized net income by average tangible assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).
** -	Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.

	(Dollars in thousands, except share and per share data)
	(unaudited)		(unaudited)
	March 31	December 31	March 31
	2017	2016	2016
Shareholders’ equity	$234,218	$211,784	$208,156
Less goodwill	38,730	38,730	27,194
Less core deposit intangible	2,523	2,854	2,180

Tangible common equity	$192,965	$170,200	$178,782

Total assets	$2,592,307	$2,573,821	$2,301,001
Less goodwill	38,730	38,730	27,194
Less core deposit intangible	2,523	2,854	2,180

Tangible assets	$2,551,054	$2,532,237	$2,271,627

Ending shares outstanding	15,297,360	14,467,815	14,457,955

Tangible book value per share	$12.61	$11.76	$12.37
Tangible common equity/Tangible assets	7.56%	6.72%	7.87%